Granite Point Mortgage Trust Inc. Reports
Third Quarter 2023 Financial Results
and Post Quarter-End Update

NEW YORK, November 7, 2023 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ending September 30, 2023, and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2023 financial results can be viewed at www.gpmtreit.com.

“We are pleased to report another quarter of progress on our business priorities despite the ongoing broader real estate market challenges,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “With our proactive portfolio and liabilities management, we recently resolved one of our nonaccrual loans and repaid the second of our corporate debt maturities due in the past year without needing to access the capital markets during this extended period of dislocation. As we have highlighted in the past, our moderate leverage has provided us with financial flexibility to, if so desired, further improve our liquidity by re-levering certain of our assets, as illustrated by the recent upsizing of one of our financing facilities. We believe that our strong liquidity combined with ongoing proactive resolutions of our nonaccrual loans, will help position the Company for long-term success and value creation for our stockholders.”

Third Quarter 2023 Activity
•Recognized GAAP Net (Loss)(1) of $(24.5) million, or $(0.48) per basic share, inclusive of a $(31.0) million, or $(0.60) per basic share, provision for credit losses.
•Generated pre-loss Distributable Earnings of $9.5 million, or $0.18 per basic share, and Distributable (Loss)(2) of $(7.3) million, or $(0.14) per basic share, inclusive of a write-off of $(16.8) million, or $(0.32) per basic share.
•Book value per common share was $13.28 as of September 30, 2023, inclusive of $(2.89) per common share total CECL reserve.
•Declared and paid a cash dividend of $0.20 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $20.2 million in prior loan commitments and one loan upsize of $0.5 million.
•Realized $177.5 million of total UPB in loan repayments, principal paydowns and amortization.
•Transferred to Held-for-Sale and, subsequent to quarter-end, sold a $31.8 million senior loan collateralized by an office property located in Dallas, TX, which resulted in a write-off of $(16.8) million at the time of transfer.
•Carried at quarter-end a 98% floating rate loan portfolio with $3.1 billion in total commitments comprised of over 99% senior loans. As of September 30, 2023, portfolio weighted average stabilized LTV was 63.3%(3) and a realized loan portfolio yield was 8.4%(4).
•Weighted average portfolio risk rating was 2.7 at September 30, 2023, with approx. 80% of loans risk ranked 3 or better.
•Total CECL reserve at quarter-end was $148.9 million, or 4.9% of total portfolio commitments, an increase of $14.3 million from $134.6 million as of June 30, 2023. Included in the $148.9 million allowance for credit losses is $85.1 million of specific CECL reserves allocated to four loans with a risk rating of "5".
•Extended the maturity of the JPMorgan financing facility to July 2025 and upsized its borrowing capacity to $425 million.
•Ended the quarter with over $257 million in cash on hand and a total leverage ratio(5) of 2.2x.

Post Quarter-End Update
•So far in Q4 2023, funded $5.5 million on existing loan commitments and received $79.3 million from loan payoffs and one loan sale.
•Redeemed for cash the $132 million of Convertible Senior Notes that matured on October 1, 2023. Following the redemption, the Company has no corporate debt outstanding.
•The Company further increased the borrowing capacity of its JPMorgan financing facility up to $525 million and modified other terms, resulting in additional cash proceeds to the Company of $75 million, which may increase up to $100 million.
•As of November 3rd, carried approximately $178 million in unrestricted cash.

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 5 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.
(5)Borrowings outstanding on repurchase facilities, non-mtm repurchase facility, secured credit facility, CLO’s, asset-specific financing and convertible senior notes, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 8, 2023, at 12:00 p.m. ET to discuss third quarter 2023 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the News & Events link. For those unable to attend, a telephone playback will be available beginning November 8, 2023, at 12:00 p.m. ET through November 15, 2023, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13741475. The call will also be archived on the Company’s website in the Investor Relations section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 5 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS	(unaudited)
Loans held-for-investment	$2,908,855	$3,350,150
Allowance for credit losses	(145,297)	(82,335)
Loans held-for-investment, net	2,763,558	3,267,815
Loans held-for-sale, net	14,980	—
Cash and cash equivalents	257,592	133,132
Restricted cash	25,955	7,033
Real estate owned, net	17,527	—
Accrued interest receivable	12,964	13,413
Other assets	38,045	32,708
Total Assets	$3,130,621	$3,454,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$921,348	$1,015,566
Securitized debt obligations	999,536	1,138,749
Asset-specific financings	45,823	44,913
Secured credit facility	100,000	100,000
Convertible senior notes	131,600	130,918
Dividends payable	14,336	14,318
Other liabilities	27,233	24,967
Total Liabilities	2,239,876	2,469,431
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized	—	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 51,577,841 and 52,350,989 shares issued and outstanding, respectively	516	524
Additional paid-in capital	1,202,151	1,202,315
Cumulative earnings	80,968	130,693
Cumulative distributions to stockholders	(393,097)	(350,069)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	890,620	983,545
Non-controlling interests	125	125
Total Equity	$890,745	$983,670
Total Liabilities and Stockholders’ Equity	$3,130,621	$3,454,101

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$63,848	$52,121	$195,356	$148,475
Cash and cash equivalents	2,839	714	6,876	960
Total interest income	66,687	52,835	202,232	149,435
Interest expense:
Repurchase facilities	21,986	15,098	64,630	30,486
Secured credit facility	3,178	—	9,182	—
Securitized debt obligations	18,414	14,416	54,353	34,992
Convertible senior notes	2,332	4,585	6,975	13,703
Term financing facility	—	—	—	1,713
Asset-specific financings	862	442	2,424	1,046
Senior secured term loan facilities	—	—	—	3,754
Total interest expense	46,772	34,541	137,564	85,694
Net interest income	19,915	18,294	64,668	63,741
Other (loss) income:
Revenue from real estate owned operations	1,056	—	1,518	—
Provision for credit losses	(31,008)	(35,442)	(83,236)	(52,757)
Gain (loss) on extinguishment of debt	—	—	238	(18,823)
Fee income	81	—	81	954
Total other (loss) income	(29,871)	(35,442)	(81,399)	(70,626)
Expenses:
Compensation and benefits	5,044	4,953	17,165	16,539
Servicing expenses	1,331	1,336	4,029	4,297
Expenses from real estate owned operations	2,233	—	3,897	—
Other operating expenses	2,358	2,068	7,809	6,867
Total expenses	10,966	8,357	32,900	27,703
Income (loss) before income taxes	(20,922)	(25,505)	(49,631)	(34,588)
Provision for (benefit from) income taxes	15	(1)	94	11
Net income (loss)	(20,937)	(25,504)	(49,725)	(34,599)
Dividends on preferred stock	3,600	3,626	10,850	10,876
Net income (loss) attributable to common stockholders	$(24,537)	$(29,130)	$(60,575)	$(45,475)
Basic earnings (loss) per weighted average common share	$(0.48)	$(0.56)	$(1.17)	$(0.85)
Diluted earnings (loss) per weighted average common share	$(0.48)	$(0.56)	$(1.17)	$(0.85)
Dividends declared per common share	$0.20	$0.20	$0.60	$0.75
Weighted average number of shares of common stock outstanding:
Basic	51,577,143	52,350,989	51,805,265	53,234,498
Diluted	51,577,143	52,350,989	51,805,265	53,234,498

Net income (loss) attributable to common stockholders	$(24,537)	$(29,130)	$(60,575)	$(45,475)
Other comprehensive income, net of tax:
Comprehensive income (loss)	$(24,537)	$(29,130)	$(60,575)	$(45,475)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2023
(unaudited)
Reconciliation of GAAP Net Loss to Distributable Earnings(1):

GAAP Net (Loss)	$(24,537)
Adjustments for non-distributable earnings:
Provision for (benefit from) credit losses	31,008
Non-cash equity compensation	1,571
Depreciation and Amortization on Real Estate Owned	1,416
Distributable Earnings(1) Pre-loss and Write-off	$9,458
Loan Write-off	(16,750)
Distributable Earnings(1)	$(7,292)
Basic weighted average shares outstanding	51,577,143
Distributable Earnings(1) Pre-loss and Write-off per basic common share	$0.18
Distributable Earnings(1) per basic common share	$(0.14)
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2022, and for all subsequent reporting periods ending on or after December 31, 2022, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to overtime serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings is considered a key indicator of our ability to generate sufficient income to pay our common dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall run-rate operating performance of our business.
For reporting purposes, we define Distributable Earnings as net income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended September 30, 2023, we recorded provision for credit losses of $(31.0) million, which has been excluded from Distributable Earnings, consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the three months ended September 30, 2023, we recorded $(1.4) million in depreciation and amortization on real estate owned and related intangibles, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above, consistent with certain one-time events pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income or cash flow from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.